                                                                    EXHIBIT 10.7

                        SECOND AMENDMENT TO OFFICE LEASE

      THIS SECOND AMENDMENT TO OFFICE LEASE ("Second Amendment") is made and entered into this 28th day of August, 2000 by and between PINE STREET INVESTORS I, L.L.C., a Delaware limited liability company ("Landlord"), and ART TECHNOLOGY GROUP, INC., a Delaware corporation ("Tenant").

                                    RECITALS

      A. On October 6, 1999, Landlord and Tenant entered into that certain Office Lease under which Landlord leased to Tenant, and Tenant leased from Landlord, certain premises comprising the 2lst floor of the building (the "existing Premises") located at 100 Pine Street, San Francisco, California (the "Building"). The Office Lease was amended by that certain First Amendment to Office Lease dated December 30, 1999. The Office Lease and the First Amendment to Office Lease are referred to collectively herein as the "Lease."

      B. Tenant desires to lease additional office space on the 20th and 25th floors of the Building to increase its existing Premises and Landlord desires to lease such space to Tenant on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

                                    AGREEMENT

1. Definitions. Any capitalized terms set forth in this Agreement which are not expressly defined herein shall have the meanings ascribed to them in the Lease.

2. 25th Floor Space.

      (a) Space. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, in addition to the existing Premises, 13,692 rentable square feet of space comprising the twenty-fifth (25th) floor of the Building (Suite 2500), as identified on Exhibit A attached hereto and made a part hereof (the "25th Floor Space").

      (b) Term. The Lease Term for the 25th Floor Space shall commence upon the earlier of: (i) Tenant's occupancy of such space for purposes of conducting business therein, (ii) the substantial completion of any initial alterations or improvements to the 25th Floor Space to be made by Tenant as set forth herein, or (iii) seventy-five (75) days following Landlord's delivery to Tenant of possession thereof in shell condition, as more particularly described in Exhibit B attached hereto and made a part hereof (the "25th Floor Commencement Date"). The parties currently anticipate that such delivery of possession by Landlord shall occur on June 15, 2001 ("25th Floor Target Delivery Date"). The Lease Term for the 25th Floor Space shall expire on December 31, 2011, unless sooner terminated as provided in the Lease. If Landlord, for any reason whatsoever, cannot deliver possession of the 25th Floor Space to Tenant by the 25th Floor Target Delivery Date, this Second Amendment and the Lease shall not be void or voidable, the term of the Lease shall not be extended by such delay, the terms and conditions of the Lease applicable to the existing Premises and the 2Oth Floor Space (defined below) shall in no way be affected thereby, and the Landlord shall not be liable to Tenant for any loss or damage resulting therefrom; provided, however, if Landlord is unable, for any reason except to the extent caused by Tenant, its contractors, agents or employees, to deliver possession of the 25th Floor Space to Tenant within one hundred eighty (180) days from the 25th Floor Target Delivery Date, Tenant shall, as its sole remedy, have the right to terminate the Lease as to the 25th Floor Space only by written notice to Landlord any time thereafter until Landlord delivers the 25th Floor Space to Tenant.

      (c) Base Rent. Tenant shall pay Landlord as Base Rent for the 25th Floor Space the sum of $95.00 per rentable square foot of the 25th Floor Space per year, which shall be equal to an annual Base Rent of $1,3OO,74O.OO and a monthly Base Rent of $108,395.00. Said Base Rent shall be payable commencing as of the 25th Floor Commencement Date, except that Base Rent for the first full calendar month for which said Base Rent shall be due shall be paid when Landlord delivers possession of the 25th Floor Space to Tenant as required hereunder. Said Base Rent shall be in addition to the Base Rent payable for the existing Premises under Article 3 of the Lease and the 20th Floor Space under the terms and conditions set forth in Paragraph 3 below. Any Base Rent shall be paid in advance, on or before the first day of each calendar month during the Lease Term as set forth in the Lease. If the Commencement Date applicable to the 25th Floor Space is on a day other than the first day of a calendar month, Base Rent for the 25th Floor Space shall be prorated for such month.

      (d) Operating Expenses. Tenant shall pay as additional rent Tenant's Prorata Share attributable to the 25th Floor Space. The parties acknowledge and agree that Tenant's Prorata Share of Taxes and Operating Expenses attributable to the 25th Floor Space is 3.402%. The Base Expense Year and Base Tax Year for calculating Tenant's Prorata Share attributable to the 25th Floor Space is the calendar year 2001.

      (e) Condition of the 25th Floor Space. Tenant acknowledges and agrees that, notwithstanding anything to the contrary in Article 6 of the Lease or Paragraph 3 below, it is leasing the 25th Floor Space in an "as is" condition as of the date of Landlord's delivery to Tenant of possession thereof, and that Landlord is not responsible for making any repairs or improvements thereto except that Landlord agrees to provide the 25th Floor Allowance as set forth in Paragraph 2(f) below, to delivery the space as expressly set forth in Exhibit B hereto and Landlord agrees to be responsible for: (i) compliance with the Americans With Disabilities Act requirements in the Building common areas and the 25th floor bathrooms to the extent applicable as of the 25th Floor Commencement Date and (ii) the corridor wall surrounding the Building core on the 25th floor of the Building, installed with properly rated sheet rock, taped and ready to received paint or other Tenant finish (collectively, "Landlord's Work"). The parties acknowledge and agree that Landlord's Work may take place following Landlord's delivery of the 25th Floor Space and concurrently with the construction of initial alterations and improvements to the 25th Floor Space to be made by Tenant. Tenant further acknowledges and agrees that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the 25th Floor Space, the existing Premises, the Building, the Building Systems and Equipment or Tenant's business.

      (f) 25th Floor Allowance. Landlord shall provide to Tenant an improvement allowance in an amount equal to Four Hundred Ten Thousand Seven Hundred Sixty Dollars ($410,760.00) ("25th Floor Allowance"), to reimburse Tenant for actual costs incurred by it in connection with the refurbishment, repair, improvement and/or alteration of the 25th Floor Space. Any repairs, refurbishment, improvements or alterations shall be completed by Tenant at its own expense, and subject to the provisions of Article 10 of the Lease. The 25th Floor Allowance, or any portion thereof, shall be payable by Landlord as the work progresses within thirty (30) days following receipt of Tenant's disbursement requests against such allowance as set forth herein. Such requests shall include the following items, to the extent applicable to the items for which the 25th Floor Allowance disbursement is being requested: (i) proper receipts for said repairs, refurbishment, improvements or alterations, or any portions thereof, (ii) a certification from the contractor performing said work that the sums billed reflect work actually performed, (iii) executed conditional mechanic's and materialman's lien releases, in the statutory form, from all parties being paid from such disbursement, (iv) such other information or documentation as Landlord may reasonably request.

3. 2Oth Floor Space.

      (a) Space. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, in addition to the existing Premises and the 25th Floor Space, 9,947 rentable square feet of space comprising a portion of the twentieth (20th) floor of the Building (Suite 2000), as identified on Exhibit C attached hereto and made a part hereof (the "20th Floor Space").

      (b) Term. The Lease Term for the 20th Floor Space shall commence upon the earlier of: (i) Tenant's occupancy of such space for purposes of conducting business therein, (ii) the substantial completion of any initial alterations or improvements to the 20th Floor Space to be made by Tenant as set forth herein, or (iii) seventy-five (75) days following Landlord's delivery to Tenant of possession thereof (the "20th Floor Commencement Date"). The parties currently anticipate that such delivery of possession by Landlord shall occur on April 1, 2001 ("2Oth Floor Target Delivery Date"), The Lease Term for the 20th Floor Space shall expire on December 31, 2011, unless sooner terminated as provided in the Lease. If Landlord, for any reason whatsoever, cannot deliver possession of the 2Oth Floor Space to Tenant by the 20th Floor Target Delivery Date, this Second Amendment and the Lease shall not be void or voidable, the term of the Lease shall not be extended by such delay, the terms and conditions of the Lease applicable to the existing Premises and the 25th Floor Space shall in no way be affected thereby, and the Landlord shall not be liable to Tenant for any loss or damage resulting therefrom; provided, however, if Landlord is unable, for any reason except to the extent caused by Tenant, its contractors, agents or employees, to deliver possession of the 20th Floor Space to Tenant within one hundred eighty (180) days from the 20th Floor Target Delivery Date, Tenant shall, as its sole remedy, have the right to terminate the Lease as to the 20th Floor Space only by written notice to Landlord any time thereafter until Landlord delivers the 20th Floor Space to Tenant.

      (c) Base Rent. Tenant shall pay Landlord as Base Rent for the 20th Floor Space the sum of $92.OO per rentable square foot of the 2Oth Floor Space per year, which shall be equal to an annual Base Rent of $915,124.OO and a monthly Base Rent of $76,260.33. Said Base Rent shall be payable commencing as of the 20th Floor Commencement Date, except that Base Rent for the first full calendar month for which said Base Rent shall be due shall be paid when Landlord delivers possession of the 20th Floor Space to Tenant. Said Base Rent shall be in addition to the Base Rent payable for the existing Premises under Article 3 of the Lease and the 25th Floor Space as set forth herein, Any Base Rent shall be paid in advance, on or before the first day of each calendar month during the Lease Term as set forth in the Lease. If the Commencement Date applicable to the 20th Floor Space is on a day other than the first day of a calendar month, Base Rent for the 20th Floor Space shall be prorated for such month.

      (d) Operating Expenses. Tenant shall pay as additional rent Tenant's Prorata Share attributable to the 20th Floor Space. The parties acknowledge and agree that Tenant's Prorata Share of Taxes and Operating Expenses attributable to the 20th Floor Space is 2.471%. The Base Expense Year and Base Tax Year for calculating Tenant's Prorata Share attributable to the 20th Floor Space is the calendar year 2001.

      (e) Condition of 20th Floor Space. Tenant acknowledges and agrees that, notwithstanding anything to the contrary in Article 6 of the Lease or Paragraph 2 above, it is leasing the 20th Floor Space in its present and "as is" condition, and that Landlord is not responsible for making any repairs or improvements thereto except that: (i) Landlord agrees to provide the 20th Floor Allowance as set forth in Paragraph 2(f) below, and (ii) Landlord agrees to be responsible for compliance with the American With Disabilities Act requirements in the Building common areas and the 20th floor bathrooms to the extent applicable as of the 20th Floor Commencement Date. Tenant further acknowledges and agrees that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the 2Oth Floor Space.

      (f) 20th Floor Allowance. Landlord shall provide to Tenant an improvement allowance in an amount equal to One Hundred Forty-Nine Thousand Two Hundred Five Dollars ($149,205.00) ("20th Floor Allowance"), to reimburse Tenant for actual costs incurred by it in connection with the refurbishment, repair, improvement and/or alteration of the 20th Floor Space. Any repairs, refurbishment, improvements or alterations shall be completed by Tenant at its own expense, and subject to the provisions of Article 10 of the Lease. The 20th Floor Allowance, or any portion thereof, shall be payable by Landlord as the work progresses within thirty (30) days following receipt of Tenant's disbursement requests against such allowance as set forth herein. Such requests shall include the following items, to the extent applicable to the items for which the 2Oth Floor Allowance disbursement is being requested: (i) proper receipts for said repairs, refurbishment, improvements or alterations, or any portions thereof, (ii) a certification from the contractor performing said work that the sums billed reflect work actually performed, (iii) executed conditional mechanic's and materialman's lien releases, in the statutory form, from all parties being paid from such disbursement, (iv) such other information or documentation as Landlord may reasonably request.

      (g) Suite 2040 First Offer Right. Tenant shall have a right of first offer to lease the balance of the space on the 20th floor of the Building in accordance with the terms and conditions set forth in Rider One attached hereto and made a part hereof.

4. Security Deposit. Upon Tenant's execution and delivery of this Second Amendment, Tenant shall deliver and cause to be in effect upon the execution of this Second Amendment, during the Lease Term, and for a period sixty (60) days thereafter, an unconditional, irrevocable letter of credit in the amount of $2,215,863.90 in favor of Landlord ("Letter of Credit"). The cash portion of the Security Deposit paid by Tenant under the Lease and the Letter of Credit shall be referred to collectively herein and in the Lease as the "Security Deposit"; notwithstanding anything to the contrary, nothing herein shall affect the provisions applicable to the letter of credit provided by Tenant under the First Amendment to Office Lease. The Security Deposit shall serve as security for the prompt, full and faithful performance by Tenant of the terms and provisions of the Lease as amended hereby. In accordance with the terms hereof, Tenant shall deliver the Letter of Credit to Landlord upon the execution of this Second Amendment. Such Letter of Credit shall be in a form reasonably acceptable to Landlord and issued by a bank selected by Tenant and reasonably acceptable to Landlord. Without limiting the generality of the foregoing, any bank issuing the Letter of Credit shall be a bank that accepts deposits, maintains accounts, has a local San Francisco office that will negotiate a letter of credit, and the deposits of which are insured by the Federal Deposit Insurance Corporation. The Letter of Credit shall provide that the issuing bank shall deliver to Landlord at least sixty (60) days prior written notice of the termination or expiration of any such Letter of Credit. Tenant shall pay all expenses, points, or fees incurred by Tenant in obtaining and maintaining the Letter of Credit. The Security Deposit shall be held by Landlord as security for the prompt, full and faithful performance by Tenant of all of the terms, covenants and conditions of this Lease, and for reimbursement of Landlord of certain expenses incurred by Landlord in connection with the execution of this Lease. Without limiting the generality of the foregoing, Tenant acknowledges and agrees that the

Security Deposit may be applied by Landlord, upon the occurrence of a default (including, without limitation, termination of this Lease following a default) to reimburse Landlord for (i) the unamortized cost of leasing commissions payable by Landlord in connection with this Lease, and (ii) the unamortized cost of the 25th Floor Allowance and the 20th Floor Allowance (collectively, the "Reimbursable Expenses"). Tenant agrees, upon termination of this Lease or upon Tenant's default, that Landlord shall have the right to draw upon the cash portion of the Security Deposit and/or the Letter of Credit, and apply the proceeds thereof to reimburse Landlord for any unperformed Lease obligations and any Reimbursable Expenses. in addition, upon the occurrence of a default under this Lease, Landlord, in its sole and absolute discretion, shall have the right to draw upon the cash portion of the Security Deposit and/or Letter of Credit and apply the proceeds to satisfy Tenant's outstanding obligations under the Lease as amended hereby. The use or application of the Security Deposit or any portion thereof shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any Law and shall not be construed as liquidated damages. If Landlord uses or applies any portion of the Letter of Credit, Tenant shall, within ten (10) business days after demand, (a) deposit cash (which shall constitute an additional Security Deposit) with Landlord in an amount that, when added to the amount remaining under the Letter of Credit, equals $2,215,863.90, or (b) deliver written documentation executed by the bank issuing the Letter of Credit that confirms that the Letter of Credit has been reinstated or a new or additional Letter of Credit issued in such full amount, and Tenant's failure to do so shall be deemed a material breach of the Lease. If Landlord uses or applies any portion of the cash portion of the Security Deposit, Tenant shall, within ten (10) business days after demand, deposit cash with Landlord in an amount that when added to the remaining cash portion of the Security Deposit equals $158,404.75. Upon sixty (60) days following expiration of the Term of the Lease as amended hereby and the vacation of the Premises by Tenant, other than when a default has occurred, Landlord shall: (i) release the Letter of Credit and Tenant's obligation to provide the Letter of Credit shall cease and (ii) return the cash portion of the Security Deposit (without interest) to Tenant. In addition, Tenant shall have the right, at its sole expense, to reduce the amount of the Letter of Credit to $1,661,897.90 if and only if: (i) following the execution hereof, Tenant has achieved positive net profits for four (4) consecutive quarters as shown on audited financial statements prepared in accordance with generally accepted accounting principles consistently applied, and (ii) Tenant has not been in default under this Lease and has not been notified by Landlord that it is in default under the Lease immediately prior to the point at which Tenant proposes to so reduce the Letter of Credit.

5. Expansion. The parties acknowledge and agree the provisions hereof are intended to satisfy all of the rights and obligations set forth in Rider Three to the Lease in connection with the expansion of the existing Premises. Consequently, Rider Three to the Lease is hereby deleted in its entirety.

6. Existing Premises.

      (a) Term. The Expiration Date for the existing Premises is hereby extended to December 31, 2011, notwithstanding anything to the contrary in the Lease, and shall be coterminous with the Term for the 25th Floor Space and the 20th Floor Space.
Article 2(D) of the Lease and Rider Two, providing Tenant with an option to extend the Term and the terms and conditions therefor, are hereby deleted in their entirety.

      (b) Base Rent. Tenant shall pay Landlord Base Rent for the existing Premises as set forth in the Lease, except that commencing January 1, 2005 and continuing through December 31, 2011 Base Rent for the existing Premises shall be increased to the sum of $92.00 per rentable square foot of the existing Premises per year, which shall be equal to an annual Base Rent of $1,189,652.OO and a monthly Base Rent of $99,137.67.

7. Extension of Lease Term. Tenant's right to extend the Lease Term as set forth in Rider Two to the Lease shall be applicable to the existing Premises, the 25th Floor Space and the 20th Floor Space, and any exercise of Tenant's option to extend the Lease Term shall apply collectively to all such space; Tenant shall have no right to extend the Term as to only a portion of such space.

8. Temporary Premises. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord those certain premises on the 2nd floor of the Building (Suite
230) identified on Exhibit D attached hereto and made a part hereof, comprising 2,330 rentable square feet (the "Temporary Premises"), upon the same terms and conditions set forth in the Lease except as specifically set forth herein. The lease term for the Temporary Premises shall commence as of the full execution and delivery hereof and continue until the 25th Floor the Commencement Date or the 20th Floor Commencement Date, whichever is earlier. Tenant shall pay rent equal to $85.00 per rentable square foot of the Temporary Premises per year, which shall be equal to an annual rent of $198,050.OO and a monthly rent of $16,504.17 per month. Such rent shall be payable commencing as of the commencement of the term for the Temporary Premises and thereafter on or before the first day of each month during the remaining term for such space. The rent shall be prorated for any partial months involved. Tenant further acknowledges and agrees that it is leasing the Temporary Premises in its present and "as is" condition and that Landlord is not responsible for making any repairs or improvements thereto or for providing Tenant with any allowance for the repair, improvement or refurbishment thereof. The Temporary Premises shall be used for general office use only and for no other purpose, and Tenant's use thereof shall otherwise comply with the restrictions and requirements set forth in the Lease. Notwithstanding anything to the contrary herein, Tenant's leasing of the Temporary Premises as set forth herein shall terminate if the Lease is terminated for any reason.

9. Terms and Conditions.

      (a) Except as expressly set forth herein, the terms and conditions of the Lease shall apply to the 25th Floor Space and the 20th Floor Space, are hereby incorporated herein and, as of the respective commencement dates applicable thereto, shall be collectively referred to for purposes of the Lease, as amended hereby, as the "Premises". Except as expressly set forth herein, the Lease shall not be affected by this Second Amendment.

      (b) Tenant hereby acknowledges that, as of the date of this Second Amendment, there are no existing defaults by Landlord in the performance of its obligations under the Lease, nor to the best of Tenant's knowledge are there now any facts or conditions which, with notice or lapse of time or both, will become such a default, and there is no offset, defense, counterclaim or credit against any rental or other payment due under the Lease.

10. Brokers. The parties acknowledge that they have dealt only with INSIGNIA/ESG and Landlord's Building representative broker (whose commission, if any, shall be paid by Landlord pursuant to a separate written agreement) as broker, agent or finder in connection with the execution of this Second Amendment and the rights and obligations created hereby. The parties agree to indemnify and hold each other harmless from all damages, judgments, liabilities and expenses (including reasonable attorney's fees) arising from any claims or demands of any other broker, agent or finder not disclosed herein with whom the indemnifying party (Landlord or Tenant, as the case may be) has dealt or claimed to have dealt for any commission or fee alleged to be due in connection with its participation in the procurement of Tenant or the negotiations with Tenant concerning the space leased hereunder, the Expiration Date extended hereby or the execution of this Second Amendment to Office Lease.


      IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Office Lease as of the date first above written.

LANDLORD:

PINE STREET INVESTORS I, L.L.C.
a Delaware limited liability company

By:     Walton Street Real Estate Fund I, L.P.,
        a Delaware limited partnership,
        Managing Partner

        By:     Walton Street Managers I, L.P.,
                a Delaware limited partnership,
                General Partner

                By:     WSC Managers I, Inc.,
                        a Delaware corporation,
                        General Partner

                        By: /s/ Howard Brody
                           -------------------------------------
                        Name: Howard Brody
                             -----------------------------------
                        Title: Vice President
                              ----------------------------------

TENANT:

ART TECHNOLOGY GROUP, INC.,
a Delaware corporation

By: /s/ Paul G. Shorthose
   -------------------------------------
Name: Paul G. Shorthose
     -----------------------------------
Title: President/Chief Operating Officer
      ----------------------------------

                                    RIDER ONE

                          Suite 2040 First Offer Right

      Tenant shall have, in accordance with the terms of this Rider One, a one-time right of first offer to lease Suite 2040, comprising 3,263 rentable square feet located on the 2Oth floor of the Building, when and if it becomes available (the "First Offer Right"). The First Offer Right shall terminate upon the expiration or earlier termination of the initial Term of the Lease in the event Suite 2040 has not been offered to Tenant as provided herein during such initial term. Landlord and Tenant acknowledge and agree that Tenants First Offer Right shall be subject and subordinate to the rights of tenants leasing said space when the First Offer Right becomes applicable (including, without limitation, extension options or other rights which may negatively impact or render unfeasible Tenant's First Offer Right). If Suite 2040, or any portion thereof, becomes available to lease to the general public during initial Lease Term, Landlord shall notify Tenant of the availability of such space. Landlord shall further notify Tenant of Landlord's then current rental rate and other terms and conditions applicable to such space, which Landlord shall determine in its sole but reasonable discretion. For a period of ten (10) days following receipt of Landlord's notice containing such information, Tenant shall have, on a one-time basis only, the right of first offer to lease the portion of Suite 2040 being offered by Landlord, at the rental rate and on the terms and conditions set forth in Landlord's notice by delivering irrevocable and unconditional written notice thereof to Landlord. If Tenant fails to elect to lease such space within the ten (10) day period, then Landlord shall be entitled to lease such space to any other party, at any time, on any terms, in Landlord's sole discretion, and Tenant's First Offer Right shall terminate and be of no further force and effect. The First Offer Right shall apply only with respect to the entire portion of Suite 2040 identified by Landlord in its notice, and may not be exercised with respect to only a portion thereof.

      Tenant's exercise of its First Offer Right shall not operate to cure any default by Tenant of any of the terms and provisions in the Lease, nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such default. The First Offer Right, shall at Landlord's election, be null and void, if Tenant is in default under the Lease on the date Tenant exercises its rights hereunder or at any time thereafter and prior to commencement of the lease for the space covered by the First Offer Right. Such right is personal to Tenant, if the Lease or Tenant's right to possession of the Premises shall terminate in any manner whatsoever before Tenant shall exercise the right herein provided, or if Tenant shall have subleased or assigned all or any portion of the Premises (other than to a Related Entity as described in Article 17(G) of the Lease), then immediately upon such termination, sublease or assignment, the First Offer Right shall simultaneously terminate and become null and void. Tenant agrees that time is of the essence of this provision.